Exhibit 99.1

April 27, 2026

Datavault AI Announces Execution of Binding Term Sheet for $120 Million Cash Contribution From Scilex Holding Company to Fund 100-City GPU Expansion of Quantum-Ready SanQtum Platform

•	Combined with the anticipated sale of the BTC and Receivable collections, Datavault AI projects $200M+ infusion of cash without equity dilution.

•	Datavault AI has previously secured and in stock of Nvidia GPUs that have a current market value of $1.2 billion that will enable the nationwide roll out.

•	Datavault AI and Scilex have entered into a binding term sheet for a $120 million cash contribution from Scilex, in exchange for the right of Scilex to receive a portion of certain revenues recognized by Datavault AI attributable exclusively to its quantum- ready GPU infrastructure across an estimated 100 cities in the United States (the “Quantum-Ready Edge Network”) with the aggregate annual revenue potential of $10 billion to $100 billion.

PHILADELPHIA & TYSONS CORNER, Va.--(BUSINESS WIRE)-- Datavault AI Inc. (NASDAQ: DVLT) (“Datavault AI” or the “Company”), a provider of data monetization, credentialing, digital engagement, and real-world asset (“RWA”) tokenization technologies, today announced it has executed a binding term sheet for a cash contribution and revenue participation agreement with Scilex Holding Company (NASDAQ: SCLX) (“Scilex”).

The term sheet contemplates that Scilex will make an upfront cash contribution to Datavault AI in the amount of $120,000,000, and, in consideration therefor, Datavault AI will pay to Scilex an amount equal to: (i) 30% of all gross revenues recognized by Datavault AI attributable exclusively to the quantum-ready, zero trust edge network (“network revenues”), payable until the aggregate amount of such payments received by Scilex equals $250,000,000 (the “Interim Cap”); (ii) once the Interim Cap is reached, 15% of Network Revenues, payable until the aggregate amount of such payments received by Scilex (when combined with amounts applied to the Interim Cap) equals $1,200,000,000 (the “Additional Cap”); and (iii) once the Additional Cap is reached, 5% of Network Revenues.

The $120 million cash contribution will be used to fund the deployment of Datavault AI’s quantum-ready edge network, including build-out, equipment, related working capital, and reasonable overhead expenses directly attributable thereto. It is anticipated that Datavault AI’s network will leverage Available Infrastructure’s a fleet of high-performance, cybersecure, and quantum-ready micro edge data centers. Each site features Available Infrastructure’s SanQtum stack of solutions, including zero trust networking, data storage with quantum- resilient encryption, private sovereign cloud, and GPUs for AI inference at the edge.

“The contribution from Scilex will be a transformative milestone for Datavault AI,” said Nathaniel T. Bradley, Chief Executive Officer of Datavault AI. “It will provide the capital required to execute our vision for the quantum-ready edge network without diluting our shareholders. The cash contribution will be used to fully fund the deployment of our quantum-ready GPU infrastructure across an estimated 100 cities in the United States, delivering unprecedented AI, high-performance computing, tokenized RWA processing, and secure government and enterprise services nationwide.”

“Datavault AI is a leader in establishing a global tokenization exchange to monetize data assets. Available Infrastructure is humbled and honored by Datavault AI’s decision to standardize on our SanQtum platform as the ‘vault for data vault,’” said Dan Gregory, Chief Executive Officer of Available Infrastructure. “Datavault AI’s vision embraces the dawn of quantum computing. Available Infrastructure’s SanQtum platform is architected to be a Quantum Portal™ (patent pending), enabling Datavault AI to be a first mover for the forthcoming quantum paradigm shift. The “Quantum-Ready Edge Network” Available Infrastructure is rolling out with Datavault AI has the annual revenue potential per city of $100 million to $1 billion and the aggregate annual revenue potential of $10 billion to $100 billion throughout the 100 U.S. cities.”

Available Infrastructure’s SanQtum quantum-ready edge network is designed to support advanced AI workloads, high-performance computing, tokenized RWAs, and mission-critical digital services, all protected by quantum-resistant encryption and engineered for future quantum computing compatibility. Datavault AI and Available Infrastructure’s initial deployment in New York and Philadelphia is expected to go live in the second quarter of 2026. Datavault AI’s new deployment objectives include 25 operational locations within 12 months, 50 within 24 months, and full 100-location coverage within 36 months of closing.

Datavault AI and Scilex have agreed to negotiate in good faith and use commercially reasonable efforts to enter into a definitive agreement reflecting the terms set forth in the term sheet and containing such other representations, warranties, covenants, indemnities, conditions, termination rights, and other provisions as are customary for transactions of this type. The Scilex transaction is targeted to close in multiple tranches with the final tranche before the end of 2026. Scilex’s revenue participation is structured to align long-term interests while preserving full ownership and upside for Datavault AI shareholders.

Datavault AI and Available Infrastructure look forward to expanding this national rollout and supporting additional customer deployments that benefit from secure communications, secure storage, near-edge compute, and secure data processing. As coverage scales across the United States, the companies expect the combined infrastructure footprint to help accelerate trusted tokenization, exchange, and valuation workflows by placing cybersecure edge nodes closer to where data is generated and decisions are made.

About Datavault AI

Datavault AI™ (NASDAQ: DVLT) is leading the way in AI-driven data experiences, valuation, and monetization of assets in the Web 3.0 environment. The Company’s cloud- based platform provides comprehensive solutions with a collaborative focus in its Acoustic Sciences and Data Sciences divisions.

Datavault AI’s Acoustic Sciences division features WiSA®, ADIO®, and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless, high- definition sound transmission technologies with intellectual property covering audio timing, synchronization, and multi-channel interference cancellation. The Data Science division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation, and secure monetization.

Datavault AI’s platform serves multiple industries, including high-performance computing software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® enables Digital Twins and the licensing of name, image, and likeness by securely attaching physical real- world objects to immutable metadata, fostering responsible AI with integrity. The Company’s technology suite is fully customizable and offers AI- and machine-learning-based automation, third-party integration, detailed analytics and data, marketing automation, and advertising monitoring.

The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at dvlt.ai.

About Available Infrastructure

Based in Northern Virginia along the Washington, DC, beltway, Available Infrastructure offers cybersecure zero trust networking, HPC neocloud infrastructure, and enterprise-grade AI — all private, sovereign, and at the edge. This unique combination supports critical infrastructure, sensitive data, and AI models for agencies, enterprises, and institutions. Available Infrastructure is also the owner-operator of a growing nationwide fleet of AI- powered, quantum-ready, distributed micro data centers with national security-grade cyber protection. Available Infrastructure is an IBM Platinum Partner. For more information, visit www.availableinfrastructure.com.

Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. (“Datavault AI,” the “Company,” “us,” “our,” or “we”) and our industry that involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words, such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding future events, the expected execution of definitive agreements with respect to and the closing of multiple tranches of cash contribution with the final tranche before the end of 2026 with revenue participation transaction with Scilex and satisfaction of any conditions to closing; the structure and economic terms of the transaction with Scilex; the expected benefits of the partnership with Available Infrastructure; the anticipated nationwide deployment of the Company’s edge node network across 100 cities throughout the United States; the projected deployment milestones; the timing, scope, and expected benefits of the national rollout; the performance and impact of the near-edge architecture, secure networking on-ramps, and Nvidia GPU inventory; anticipated customer adoption and use cases (including tokenization, data exchange, and valuation); the anticipate market size estimated by Available may not materialize, and the expected operational, technical, and commercial outcomes of the Company’s commercial strategy, and the projected direction and market impacts of regulatory changes with respect to digital assets, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: the failure to execute or close the Scilex transaction on the contemplated terms or timing; delays or inability to complete due diligence, execute definitive agreements, or obtain board approvals; delays or inability to deploy or scale the edge node network on the projected timeline; variability in revenue per location and aggregate network revenue from data monetization and RWA tokenization; supply, delivery, or performance issues affecting the secured Nvidia GPU inventory; uncertainties regarding valuation methodologies and third- party reports; changes in market demand for Datavault AI’s services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks and uncertainties as more fully described in Datavault AI’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Datavault AI may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward- looking statements. Datavault AI’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments it may make.

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Media Contact (Datavault AI):
marketing@dvlt.ai

Investor Relations (Datavault AI):
Edward Barger, VP, Investor Relations
ir@dvlt.ai

Media Contact (Available Infrastructure):
Nikki Arnone
nikki@inflectionpointagency.com

Source: Datavault AI Inc.